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                                                                    Exhibit 6(f)

                       DISTRIBUTION AGREEMENT SUPPLEMENT

               (n/i Numeric Investors Family of Funds - Class MMM)

          This supplemental agreement is entered into this __ day of _____________, 1998, by and between THE RBB FUND, INC. (the "Fund") and PROVIDENT DISTRIBUTORS,INC. (the "Distributor").

          The Fund is a corporation organized under the laws of the State of Maryland and is an open-end management investment company. The Fund and the Distributor have entered into a Distribution Agreement, dated as of May 29, 1998 (as from time to time amended and supplemented, the "Distribution Agreement"), pursuant to which the Distributor has undertaken to act as distributor for the Fund, as more fully set forth therein. Certain capitalized terms used without definition in this Distribution Agreement Supplement have the meaning specified in the Distribution Agreement.

          The Fund agrees with the Distributor as follows:

          1.   Adoption of Distribution Agreement.  The Distribution Agreement
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is hereby adopted for the n/i Numeric Investors Small Cap Value Fund Class of
Common Stock (Class MMM) of the Fund. This class shall constitute a "Class" as referred to in the Distribution Agreement and its shares shall be "Class Shares" as referred to therein.

          2.   Payment of Fees.  For all services to be rendered, facilities
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furnished and expenses paid or assumed by the Distributor as provided in the
Distribution Agreement and herein, the Fund shall pay the Distributor no compensation.

          3.   Counterparts. This agreement may be executed in two or more
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counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          IN WITNESS WHEREOF, the undersigned have entered into this Agreement, intending to be legally bound hereby, as of the date and year first above written.


THE RBB FUND, INC.                      PROVIDENT DISTRIBUTORS, INC.


By:_______________________              By:________________________
   President and Treasurer           Title: